UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2013

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)-(b) The 2013 Annual Meeting of Stockholders of Teledyne was held on April 24, 2013. The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The three nominees proposed by the Board of Directors were elected as Class II directors for a three-year term expiring at the 2016 Annual Meeting by the following votes:

Name	For	Withheld	Broker Non-Votes
Charles Crocker	30,126,847	1,932,071	2,356,196
Robert Mehrabian	30,805,239	1,253,679	2,356,196
Michael T. Smith	30,920,101	1,138,817	2,356,196

Other continuing directors include (1) Class I directors, Simon M. Lorne, Paul D. Miller and Wesley W. von Schack, whose terms expire at the 2015 Annual Meeting, and (2) Class III directors, Roxanne S. Austin, Ruth E. Bruch, Frank V. Cahouet and Kenneth C. Dahlberg, whose terms expire at the 2014 Annual Meeting.

2.	A proposal to ratify the appointment of Ernst & Young LLP as Teledyne’s independent registered public accounting firm for 2013 was approved by a vote of 33,249,239 “for” versus 1,031,371 “against.” There were 134,504 abstentions and no broker non-votes with respect to this action.

3.	The proposal to approve the non-binding advisory resolution on Teledyne’s executive compensation was approved by a by a vote of 30,702,787 “for” versus 1,200,118 “against.” There were 155,997 abstentions and 2,356,196 broker non-votes with respect to this action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer

Dated April 25, 2013